Exhibit 10.6

Amendment No. 1 to the

Securities Subscription Agreement

This Surrender of Shares and Amendment No. 1 to the Securities Subscription Agreement, dated November 10, 2020 (this “Agreement”), is made by and between Marquee Raine Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Marquee Raine Acquisition Sponsor GP Ltd. as general partner of Marquee Raine Acquisition Sponsor LP, a Cayman Islands exempted limited partnership (the “Subscriber”).

WHEREAS, the Company and the Subscriber have entered into that certain Securities Subscription Agreement, dated as of October 28, 2020 (the “Subscription Agreement”), pursuant to which the Subscriber subscribed for an aggregate of 10,062,500 Class B ordinary shares, par value $0.0001 per share of the Company (“Class B Ordinary Shares”), for an aggregate purchase price of $25,000, and up to 1,312,500 of such Class B Ordinary Shares are subject to complete or partial forfeiture by the Subscriber if the underwriter of the Company’s initial public offering (the “IPO”) do not fully exercise its over-allotment option as described therein;

WHEREAS, on November 10, 2020, the Subscriber surrendered for no consideration 718,750 Class B Ordinary Shares, resulting in an aggregate of 9,343,750 Class B Ordinary Shares outstanding, up to 1,218,750 of which are intended to be subject to complete or partial forfeiture by the Subscriber if the underwriters of the Company’s IPO do not fully exercise their over-allotment option as described in the Subscription Agreement;

WHEREAS, as a result of such surrender, the per-share purchase price will increase from approximately $0.002 per share to $0.003 per share; and

WHEREAS, the Company and the Subscriber desire to amend the Subscription Agreement to modify the number of Class B Ordinary Shares subject to forfeiture in connection with the IPO and the Subscriber desires to provide an irrevocable notice of surrender of certain Class B Ordinary Shares to the Company.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Amendment to Subscription Agreement. Section 3.1 of the Subscription Agreement is hereby amended by deleting the phrase “1,312,500 Shares” in its entirety and by substituting in lieu thereof the phrase “1,218,750 Shares”.

2.	Agreement Remains Effective. Except as modified herein or amended hereby, the terms and conditions contained in the Subscription Agreement shall continue in full force and effect.

3.

Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

4.

Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5.

Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

MARQUEE RAINE ACQUISITION CORP.

By:	/s/ Brandon Gardner
Name:	Brandon Gardner
Title:	Director

MARQUEE RAINE ACQUISITION SPONSOR LP

Acting by its general partner, Marquee Raine Acquisition Sponsor GP Ltd.

By:	/s/ Brandon Gardner
Name:	Brandon Gardner
Title:	Director

By:	/s/ Thomas S. Ricketts
Name:	Thomas S. Ricketts
Title:	Director

[Signature Page to

Amendment No. 1 to the Securities Subscription Agreement]